Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Jason H. Weber
EVP/Treasurer &
Chief Financial Officer
717.339.5090
jweber@acnb.com

ACNB CORPORATION REPORTS
2024 FIRST QUARTER FINANCIAL RESULTS

GETTYSBURG, PA, April 25, 2024 --- ACNB Corporation (NASDAQ: ACNB) (“ACNB” or the “Corporation”), financial holding company for ACNB Bank and ACNB Insurance Services, Inc., announced net income of $6.8 million, or $0.80 per diluted earnings per share, for the three months ended March 31, 2024 compared to net income of $9.0 million, or $1.06 per diluted earnings per share, for the three months ended March 31, 2023. Compared to the three months ended December 31, 2023, net income and diluted earnings per share for the three months ended March 31, 2024 increased $2.7 million and $0.32, respectively. The financial results for the three month period ended December 31, 2023 were impacted by the repositioning of the investment securities portfolio as announced on Form 8-K on December 15, 2023.

2024 First Quarter Highlights

•Return on average assets was 1.12% and return on average equity was 9.76% for the three months ended March 31, 2024.

•Fully taxable equivalent (“FTE”) net interest margin was 3.77% for the three months ended March 31, 2024 compared to 3.93% for the three months ended December 31, 2023 and 4.22% for the three months ended March 31, 2023.

•Total loans were $1.66 billion at March 31, 2024, an increase of $37.0 million, or 2.3%, from December 31, 2023 and an increase of $133.4 million, or 8.7%, from March 31, 2023.

•Total nonperforming loans to total loans, net of unearned income, was 0.24% at March 31, 2024 compared to 0.26% at December 31, 2023 and 0.25% at March 31, 2023. Net charge-offs to average loans outstanding (annualized) were 0.00% for the three months ended March 31, 2024 compared to 0.02% for both the three months ended December 31, 2023 and the three months ended March 31, 2023.

•The loan to deposit ratio was 90.72% at March 31, 2024 and the ratio of uninsured and non-collateralized deposits to total deposits was approximately 17.76% at ACNB Bank at March 31, 2024.

•Tangible common equity to tangible assets ratio1 of 9.61% at March 31, 2024 compared to 9.48% at December 31, 2023 and 8.56% at March 31, 2023. The net unrealized loss on the available for sale securitie
1 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

s portfolio was $53.0 million at March 31, 2024 compared to a net unrealized loss of $50.2 million at December 31, 2023 and a net unrealized loss of $57.6 million at March 31, 2023.

•ACNB and ACNB Bank capital levels remain well in excess of ACNB’s internal minimums and those required to be categorized as well-capitalized by our bank regulators. ACNB’s overall liquidity position remains strong and stable.

“The economic and financial services industry uncertainties have continued to present challenges as we begin 2024. However, ACNB Corporation continues to focus on executing our strategic plan. As a result, we are pleased to share our first quarter operating results. The quarter represents a solid start to the new year and reflects our continued commitment to our shareholders, customers and employees to be the financial service provider of choice in the communities we serve by building relationships and finding solutions,” said James P. Helt, ACNB Corporation President & Chief Executive Officer.

“We experienced strong loan demand during the quarter and continue to experience stellar asset quality due to the hard work and diligence of our entire lending team. Our initiatives to diversify our revenue streams with ACNB Insurance Services and our Wealth Management teams continue to show positive momentum. In addition, our capital position remains very strong and provides the Corporation with a foundation of strength and security.”

“As a result of these ongoing strategic efforts, we were pleased to provide a 14.2% increase in the cash dividend paid to our shareholders in the second quarter of 2024 over the second quarter of 2023. The $0.32 per share second quarter of 2024 quarterly cash dividend also represents a 6.6% increase over the $0.30 per share paid in the first quarter of 2024. This additional return to our shareholders combined with our share repurchase program, reflects our commitment to provide our shareholders with a solid return on their investment in the Corporation.”

Mr. Helt continued, “We remain positive for the remainder of 2024 in spite of continued inflationary pressures and the resulting economic impacts. We are not only focused on the challenges, but also the opportunities that lie ahead and are fully committed to continued growth and profitability for ACNB Corporation.”

Net Interest Income and Margin

    Net interest income for the three months ended March 31, 2024 totaled $20.6 million, a decrease of $2.5 million, or 10.8%, compared to the three months ended March 31, 2023. The decrease in net interest income was driven primarily by an increase in the cost of deposits and an increase in borrowings. The FTE net interest margin was 3.77%, a decrease of 45 basis points from 4.22% for the three months ended March 31, 2023. The average rate paid on interest-bearing deposits was 0.65% for the three months ended March 31, 2024, an increase of 53 basis points from the three months ended March 31, 2023. The average rate paid on total borrowings was 4.38% for the three months ended March 31, 2024, an increase of 223 basis points from the three months ended March 31, 2023. The average FTE yield on interest-earning assets increased 37 basis points from 4.37% for the three months ended March 31, 2023 to 4.74% for the three months ended March 31, 2024.

The FTE net interest margin was 3.77%, a decrease of 16 basis points from 3.93% for the three months ended December 31, 2023. The average rate paid on interest-bearing deposits was 0.65% for the three months ended March 31, 2024, an increase of 14 basis points from the three months ended December 31, 2023. The average rate paid on total borrowings was 4.38% for the three months ended March 31, 2024, an increase of 32 basis points from the three months ended December 31, 2023. The average FTE yield on interest-earning assets

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

was 4.74% for the three months ended March 31, 2024, an increase of 12 basis points from the three months ended December 31, 2023.

Noninterest Income

Noninterest income for the three months ended March 31, 2024 was $5.7 million, an increase of $683 thousand, or 13.7%, from the three months ended March 31, 2023. Insurance commissions for the three months ended March 31, 2024 were $2.1 million, an increase of $213 thousand from the three months ended March 31, 2023 driven primarily by organic growth and timing of commissions. Wealth management income for the three months ended March 31, 2024 was $962 thousand, an increase of $122 thousand from the three months ended March 31, 2023 driven primarily by market appreciation and new business generation. For the three months ended March 31, 2024, net gains on sales or calls of investment securities were $69 thousand compared to a loss of $193 thousand for the three months ended March 31, 2023, an increase of $262 thousand.

Compared to the three months ended December 31, 2023, noninterest income for the three months ended March 31, 2024 increased $4.7 million, or 484.2%, driven primarily by the repositioning of the investment securities portfolio which generated a $4.5 million pre-tax loss on the sale of investment securities for the three months ended December 31, 2023.

Noninterest Expense

Noninterest expense for the three months ended March 31, 2024 was $17.7 million, an increase of $1.4 million, or 8.5%, from the three months ended March 31, 2023. The increase was driven primarily by increases in salaries and employee benefits, professional services, other expenses, FDIC and regulatory expenses, and equipment. Salaries and employee benefits expense increased $726 thousand driven primarily by higher health insurance costs and base wages. Professional services increased $234 thousand driven primarily by higher maintenance expenses related to a foreclosed asset held for resale and as a result of recruiting expenses for talent acquisition. Other expenses increased $166 thousand driven primarily by higher directors fees and operating losses. The $126 thousand increase in FDIC and regulatory was the result of a higher FDIC assessment due to changes in the composition of ACNB’s balance sheet. Equipment expense increased $122 thousand driven primarily by purchases of office equipment.

Noninterest expense for the three months ended March 31, 2024 increased $489 thousand, or 2.8%, from the three months ended December 31, 2023. The increase was driven primarily by increases in salaries and employee benefits and net occupancy partially offset by decreases in professional services and other expenses. Salaries and employee benefits increased $572 thousand driven primarily by increases to stock-based compensation and health insurance costs. Net occupancy increased $203 thousand driven primarily by higher snow removal costs, building maintenance and utilities. Professional services decreased $104 thousand as the prior quarter had higher loan review and consulting expenses. Other expenses decreased $99 thousand driven primarily by a lower mark-to-market loss on an SBIC fund compared to the prior quarter and timing of FDIC assessment expense.

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

Loans and Asset Quality

Total loans outstanding were $1.66 billion at March 31, 2024, an increase of $37.0 million, or 2.3%, from December 31, 2023 and an increase of $133.4 million, or 8.7%, from March 31, 2023. The increase in both periods was driven primarily by growth in the commercial loan portfolio in our core markets.

Asset quality metrics continue to be stable. The provision for credit losses was $223 thousand and the provision for unfunded commitments was a reversal of $151 thousand for the three months ended March 31, 2024 compared to a provision for credit losses of $786 thousand and the provision for unfunded commitments was a reversal of $242 thousand for three months ended December 31, 2023 and a provision for credit losses of $97 thousand and a $276 thousand provision for unfunded commitments for the three months ended March 31, 2023. Non-performing loans were $3.9 million, or 0.24%, of total loans at March 31, 2024 compared to $4.2 million, or 0.26%, of total loans at December 31, 2023 and $3.8 million, or 0.25%, of total loans at March 31, 2023. The decrease in the provision for credit losses for the three months ended March 31, 2024 compared to the prior quarter was due to a specific reserve on one commercial and industrial relationship which was recorded during the three months ended December 31, 2023. The decrease in non-performing loans at March 31, 2024 compared to the prior quarter was the result of several payoffs. Annualized net charge-offs for the three months ended March 31, 2024 were 0.00% of total average loans compared to 0.02% for both the three months ended December 31, 2023 and March 31, 2023.

Deposits and Borrowings

Deposits totaled $1.84 billion at March 31, 2024, decreasing $26.6 million, or 1.4%, since December 31, 2023 and $220.6 million, or 10.7%, from March 31, 2023. The decrease of $26.6 million compared to December 31, 2023 was driven primarily by an outflow of municipal deposits. Included in total deposits were $1.34 billion interest-bearing deposits which decreased by $25.8 million, or 1.9%, from December 31, 2023 and by $125.8 million, or 8.6%, from March 31, 2023. Total non-interest bearing deposits were $499.6 million at March 31, 2024. Noninterest bearing deposits decreased by $749 thousand, or 0.1%, from December 31, 2023 and decreased by $94.8 million, or 15.9% from March 31, 2023.

Total borrowings were $272.6 million at March 31, 2024, an increase of $20.4 million, or 8.1%, compared to December 31, 2023. The increase in borrowings was driven primarily by the outflow of municipal deposits and to fund loan growth. The average rate on total borrowings was 4.38% for the three months ended March 31, 2024 compared to 4.06% for the three months ended December 31, 2023 and 2.15% for the three months ended March 31, 2023.

Stockholders’ Equity, Dividends and Share Repurchases

Total stockholders’ equity was $279.9 million at March 31, 2024 compared to $277.5 million at December 31, 2023 and $255.8 million at March 31, 2023. Tangible book value2 per share was $26.70, $26.44 and $23.66 at March 31, 2024, December 31, 2023 and March 31, 2023, respectively.

As announced on Form 8-K on April 24, 2024, the Board of Directors approved and declared a regular quarterly cash dividend of $0.32 per share of ACNB Corporation common stock payable on June 14, 2024, to shareholders of record as of May 31, 2024. This per share amount reflects a $0.04, or 14.2%, increase over the same quarter of 2023.

2 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

ACNB repurchased 4,200 shares of ACNB common stock during the three months ended March 31, 2024 at a cost of $147 thousand.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.41 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and ACNB Insurance Services, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 26 community banking offices and three loan offices located in the Pennsylvania counties of Adams, Cumberland, Franklin, Lancaster and York and the Maryland counties of Baltimore, Carroll and Frederick. ACNB Insurance Services, Inc. is a full-service insurance agency with licenses in 46 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit investor.acnb.com.
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SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as national, regional and local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties, and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and economy; banking instability caused by bank failures and continuing financial uncertainty of various banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemic, epidemic or health-related crisis and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation’s market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of the Corporation's consolidated financial statements when filed with the SEC. Accordingly, the financial information in this announcement is subject to change. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2024-10
April 25, 2024

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

ACNB Corporation Financial Highlights
Selected Financial Data by Respective Quarter End
(Unaudited)

(Dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
BALANCE SHEET DATA
Assets	$2,414,288	$2,418,847	$2,388,522	$2,378,151	$2,410,933
Securities	490,626	517,221	501,063	518,093	568,232
Total loans, net of unearned income	1,664,980	1,627,988	1,615,966	1,573,817	1,531,626
Allowance for credit losses	(20,172)	(19,969)	(19,264)	(19,148)	(19,485)
Deposits	1,835,224	1,861,813	1,951,359	1,963,754	2,055,822
Allowance for unfunded commitments	1,569	1,719	1,962	2,132	2,011
Borrowings	272,605	252,174	153,388	132,703	76,294
Stockholders’ equity	279,920	277,461	255,638	257,069	255,841
INCOME STATEMENT DATA
Interest and dividend income	$25,974	$25,284	$24,234	$23,213	$23,909
Interest expense	5,381	3,791	2,489	1,223	817
Net interest income	20,593	21,493	21,745	21,990	23,092
Provision for (reversal of ) credit losses	223	786	250	(273)	97
(Reversal of) provision for unfunded commitments	(151)	(242)	(171)	121	276
Net interest income after provisions for credit losses and unfunded commitments	20,521	20,949	21,666	22,142	22,719
Noninterest income	5,667	970	6,297	6,194	4,984
Noninterest expenses	17,662	17,173	16,336	16,281	16,282
Income before income taxes	8,526	4,746	11,627	12,055	11,421
Provision for income taxes	1,758	649	2,583	2,531	2,398
Net income	$6,768	$4,097	$9,044	$9,524	$9,023
PROFITABILITY RATIOS
Total loans, net of unearned income to deposits	90.72%	87.44%	82.81%	80.14%	74.50%
Return on average assets (annualized)	1.12	0.68	1.52	1.62	1.50
Return on average equity (annualized)	9.76	6.09	13.84	14.74	14.58
Efficiency ratio[3]	66.18	62.48	56.97	55.52	56.36
FTE Net interest margin	3.77	3.93	4.01	4.11	4.22
Yield on average earning assets	4.74	4.62	4.46	4.33	4.37
Yield on investment securities	2.70	2.36	2.24	2.24	2.46
Yield on total loans	5.37	5.29	5.16	5.05	5.12
Cost of funds	1.02	0.71	0.47	0.23	0.15
PER SHARE DATA
Diluted earnings per share	$0.80	$0.48	$1.06	$1.12	$1.06
Cash dividends paid per share	0.30	0.30	0.28	0.28	0.28
Tangible book value per share[3]	26.70	26.44	23.80	23.83	23.66
Tangible book value per share[3] (excluding AOCI)[4]	32.21	31.74	31.43	30.64	29.76
CAPITAL RATIOS[5]
Tier 1 leverage ratio	11.91%	11.57%	11.97%	11.79%	11.09%
Common equity tier 1 ratio	15.40	15.16	15.30	15.38	15.21
Tier 1 risk based capital ratio	15.69	15.45	15.59	15.72	15.56
Total risk based capital ratio	17.68	17.41	17.49	17.67	17.56
CREDIT QUALITY
Net charge-offs to average loans outstanding (annualized)	0.00%	0.02%	0.03%	0.02%	0.02%
Total non-performing loans to total loans, net of unearned income [6]	0.24	0.26	0.22	0.23	0.25
Total non-performing assets to total assets[7]	0.18	0.19	0.17	0.17	0.18
Allowance for credit losses to total loans, net of unearned income	1.21	1.23	1.19	1.22	1.27
3 Non-GAAP financial measure. Please refer to the calculation on the pages titled “Non-GAAP Reconciliation” at the end of this document.
4 Accumulated Other Comprehensive Income (Loss).
5 Regulatory capital ratios as of March 31, 2024 are preliminary.
6 Non-performing Loans consists of loans on nonaccrual status and loans greater than ninety days past due and still accruing interest.
7 Non-performing Assets consists of Non-performing Loans and Foreclosed assets held for resale.

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

Consolidated Balance Sheet
(Unaudited)

(Dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023
ASSETS
Cash and due from banks	$17,395	$21,442	$22,786
Interest-bearing deposits with banks	35,740	44,516	41,255
Total Cash and Cash Equivalents	53,135	65,958	64,041
Equity securities with readily determinable fair values	918	928	888
Investment securities available for sale, at estimated fair value	425,114	451,693	435,559
Investment securities held to maturity, at amortized cost (fair value $58,084, $59,057, and $53,843)	64,594	64,600	64,616
Loans held for sale	88	280	—
Total loans, net of unearned income	1,664,980	1,627,988	1,615,966
Less: Allowance for credit losses	(20,172)	(19,969)	(19,264)
Loans, net	1,644,808	1,608,019	1,596,702
Premises and equipment, net	25,916	26,283	25,740
Right of use asset	2,447	2,615	2,784
Restricted investment in bank stocks	10,877	9,677	5,477
Investment in bank-owned life insurance	80,348	79,871	79,391
Investments in low-income housing partnerships	971	1,003	1,034
Goodwill	44,185	44,185	44,185
Intangible assets, net	8,761	9,082	9,434
Foreclosed assets held for resale	467	467	467
Other assets	51,659	54,186	58,204
Total Assets	$2,414,288	$2,418,847	$2,388,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$499,583	$500,332	$565,530
Interest-bearing	1,335,641	1,361,481	1,385,829
Total Deposits	1,835,224	1,861,813	1,951,359
Short-term borrowings	17,303	56,882	33,106
Long-term borrowings	255,302	195,292	120,282
Lease liability	2,447	2,615	2,784
Allowance for unfunded commitments	1,569	1,719	1,962
Other liabilities	22,523	23,065	23,391
Total Liabilities	2,134,368	2,141,386	2,132,884

Stockholders’ Equity:
Preferred Stock, $2.50 par value; 20,000,000 shares authorized; no shares outstanding at March 31, 2024, December 31, 2023 and September 30, 2023, respectively	—	—	—
Common stock, $2.50 par value; 20,000,000 shares authorized; 8,928,441, 8,896,119, and 8,892,374 shares issued; 8,539,575, 8,511,453, and 8,521,546 shares outstanding at March 31, 2024, December 31, 2023 and September 30, 2023, respectively	22,315	22,231	22,224
Treasury stock, at cost; 388,866, 384,666, and 370,828 shares at March 31, 2024, December 31, 2023 and September 30, 2023, respectively	(11,101)	(10,954)	(10,502)
Additional paid-in capital	97,818	97,602	96,744
Retained earnings	217,712	213,491	211,939
Accumulated other comprehensive loss	(46,824)	(44,909)	(64,767)
Total Stockholders’ Equity	279,920	277,461	255,638
Total Liabilities and Stockholders’ Equity	$2,414,288	$2,418,847	$2,388,522

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

Consolidated Income Statements
(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2024	2023
INTEREST AND DIVIDEND INCOME
Loans, including fees
Taxable	$21,470	$18,898
Tax-exempt	319	356
Securities:
Taxable	2,911	3,286
Tax-exempt	284	314
Dividends	240	41
Other	750	1,014
Total Interest and Dividend Income	25,974	23,909
INTEREST EXPENSE
Deposits	2,160	473
Short-term borrowings	339	17
Long-term borrowings	2,882	327
Total Interest Expense	5,381	817
Net Interest Income	20,593	23,092
Provision for credit losses	223	97
(Reversal of) provision for unfunded commitments	(151)	276
Net Interest Income after Provisions for Credit Losses and Unfunded Commitments	20,521	22,719
NONINTEREST INCOME
Insurance commissions	2,115	1,902
Service charges on deposits	991	962
Wealth management	962	840
ATM debit card charges	819	823
Earnings on investment in bank-owned life insurance	477	442
Gain from mortgage loans held for sale	48	17
Net gains (losses) on sales or calls of investment securities	69	(193)
Net (losses) gains on equity securities	(10)	20
Other	196	171
Total Noninterest Income	5,667	4,984
NONINTEREST EXPENSES
Salaries and employee benefits	11,168	10,442
Equipment	1,729	1,607
Net occupancy	1,130	1,037
Professional services	616	382
FDIC and regulatory	375	249
Other tax	370	337
Intangible assets amortization	321	360
Supplies and postage	191	206
Marketing and corporate relations	88	154
Other	1,674	1,508
Total Noninterest Expenses	17,662	16,282
Income Before Income Taxes	8,526	11,421
Provision for income taxes	1,758	2,398
Net Income	$6,768	$9,023
PER SHARE DATA
Basic and diluted earnings	$0.80	$1.06

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

Average Balances, Income and Expenses, Yields and Rates

	Three months ended			Three months ended			Three months ended			Three months ended			Three months ended
	March 31, 2024			December 31, 2023			September 30, 2023			June 30, 2023			March 31, 2023
(Dollars in thousands)	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate	Average Balance	Interest[8]	Yield/ Rate
ASSETS
Loans:
Taxable	$1,573,109	$21,470	5.49%	$1,559,411	$21,303	5.42%	$1,520,134	$20,285	5.29%	$1,463,967	$18,946	5.19%	1,454,934	18,898	5.27%
Tax-exempt	65,825	404	2.47%	69,058	425	2.44%	73,995	457	2.45%	75,670	446	2.36%	77,341	451	2.36%
Total Loans[9]	1,638,934	21,874	5.37%	1,628,469	21,728	5.29%	1,594,129	20,742	5.16%	1,539,637	19,392	5.05%	1,532,275	19,349	5.12%
Investment Securities:
Taxable	467,466	3,151	2.71%	453,713	2,669	2.33%	466,402	2,581	2.20%	498,401	2,739	2.20%	557,377	3,327	2.42%
Tax-exempt	54,740	359	2.64%	54,835	361	2.61%	55,027	359	2.59%	55,588	361	2.60%	55,589	397	2.90%
Total Investments[10]	522,206	3,510	2.70%	508,548	3,030	2.36%	521,429	2,940	2.24%	553,989	3,100	2.24%	612,966	3,724	2.46%
Interest-bearing deposits with banks	54,156	750	5.57%	50,225	691	5.46%	53,324	723	5.38%	71,040	890	5.03%	90,987	1,014	4.52%
Total Earning Assets	2,215,296	26,134	4.74%	2,187,242	25,449	4.62%	2,168,882	24,405	4.46%	2,164,666	23,382	4.33%	2,236,228	24,087	4.37%
Cash and due from banks	20,540			21,578			23,783			22,215			21,151
Premises and equipment	26,102			25,983			25,980			26,420			26,885
Other assets	187,075			191,329			165,821			163,783			172,804
Allowance for credit losses	(19,963)			(19,232)			(19,101)			(19,458)			(17,849)
Total Assets	$2,429,050			$2,406,900			$2,365,365			$2,357,626			$2,439,219
LIABILITIES
Interest-bearing demand deposits	$512,701	$264	0.21%	$560,510	$275	0.19%	$571,314	$185	0.13%	$577,480	$150	0.10%	$591,972	$146	0.10%
Money markets	248,297	536	0.87%	274,226	707	1.02%	245,899	312	0.50%	261,560	100	0.15%	298,584	73	0.10%
Savings deposits	335,215	29	0.03%	348,244	28	0.03%	366,398	30	0.03%	387,847	31	0.03%	403,419	33	0.03%
Time deposits	244,481	1,331	2.19%	221,778	798	1.43%	212,159	401	0.75%	224,608	205	0.37%	268,708	221	0.33%
Total Interest-Bearing Deposits	1,340,694	2,160	0.65%	1,404,758	1,808	0.51%	1,395,770	928	0.26%	1,451,495	486	0.13%	1,562,683	473	0.12%
Short-term borrowings	47,084	339	2.90%	56,872	334	2.33%	66,942	439	2.60%	34,080	108	1.27%	35,596	17	0.19%
Long-term borrowings	248,701	2,882	4.66%	137,026	1,649	4.77%	94,554	1,122	4.71%	59,901	629	4.21%	29,211	327	4.54%
Total Borrowings	295,785	3,221	4.38%	193,898	1,983	4.06%	161,496	1,561	3.83%	93,981	737	3.15%	64,807	344	2.15%
Total Interest-Bearing Liabilities	$1,636,479	$5,381	1.32%	$1,598,656	$3,791	0.94%	$1,557,266	$2,489	0.63%	$1,545,476	$1,223	0.32%	$1,627,490	$817	0.20%
Noninterest-bearing demand deposits	486,648			519,797			541,995			550,581			557,546
Other liabilities	26,904			21,648			6,820			2,330			3,129
Stockholders’ Equity	279,019			266,799			259,284			259,239			251,054
Total Liabilities and Stockholders’ Equity	$2,429,050			$2,406,900			$2,365,365			$2,357,626			$2,439,219
Taxable Equivalent Net Interest Income		20,753			21,658			21,916			22,159			23,270
Taxable Equivalent Adjustment		(160)			(165)			(171)			(169)			(178)
Net Interest Income		$20,593			$21,493			$21,745			$21,990			$23,092
Cost of Funds			1.02%			0.71%			0.47%			0.23%			0.15%
FTE Net Interest Margin			3.77%			3.93%			4.01%			4.11%			4.22%
8 Income on interest-earning assets has been computed on a fully taxable equivalent (FTE) basis using the 21% federal income tax statutory rate.
9 Average balances include non-accrual loans and are net of unearned income.
10 Average balances of investment securities is computed at fair value.

ACNB Corporation
Press Release/2024 First Quarter Financial Results
April 25, 2024

Non-GAAP Reconciliation

Note: The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. These non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation’s industry. Investors should recognize that the Corporation’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other corporations. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.

	Three Months Ended
(Dollars in thousands, except per share data)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Tangible book value per share
Stockholders’ equity	$279,920	$277,461	$255,638	$257,069	$255,841
Less: Goodwill and intangible assets	(52,946)	(53,267)	(53,619)	(53,797)	(54,157)
Tangible common stockholders’ equity (numerator)	$226,974	$224,194	$202,019	$203,272	$201,684
Shares outstanding, less unvested shares, end of period (denominator)	8,501,137	8,478,460	8,488,446	8,528,782	8,523,406
Tangible book value per share	$26.70	$26.44	$23.80	$23.83	$23.66
Tangible book value per share (excluding AOCI)
Tangible common stockholders’ equity	$226,974	$224,194	$202,019	$203,272	$201,684
Less: AOCI	(46,824)	(44,909)	(64,767)	(58,052)	(51,960)
Tangible equity (excluding AOCI)	$273,798	$269,103	$266,786	$261,324	$253,644
Tangible book value per share (excluding AOCI)	$32.21	$31.74	$31.43	$30.64	$29.76
Tangible common equity to tangible assets (TCE/TA Ratio)
Tangible common stockholders’ equity (numerator)	$226,974	$224,194	$202,019	$203,272	$201,684
Total assets	$2,414,288	$2,418,847	$2,388,522	$2,378,151	$2,410,933
Less: Goodwill and intangible assets	(52,946)	(53,267)	(53,619)	(53,797)	(54,157)
Total tangible assets (denominator)	$2,361,342	$2,365,580	$2,334,903	$2,324,354	$2,356,776
Tangible common equity to tangible assets	9.61%	9.48%	8.65%	8.75%	8.56%
Efficiency Ratio
Noninterest expense	$17,662	$17,173	$16,336	$16,281	$16,282
Less: Intangible amortization	321	352	352	360	360
Less: Loss on MD Title Investment	—	—	—	142	—
Numerator	$17,341	$16,821	$15,984	$15,779	$15,922
Net interest income	$20,593	$21,493	$21,745	$21,990	$23,092
Plus: Total noninterest income	5,667	970	6,297	6,194	4,984
Less: Net gains (losses) on sales or calls of securities	69	(4,501)	—	(546)	(193)
Less: Net (losses) gains on equity securities	(10)	40	(27)	(15)	20
Less: Gain on assets held for sale	—	—	14	323	—
Denominator	$26,201	$26,924	$28,055	$28,422	$28,249
Efficiency ratio	66.18%	62.48%	56.97%	55.52%	56.36%